UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

McAfee Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL

Q. What	was announced?

A.

On November 8, McAfee Corp. announced it entered into a definitive agreement to be acquired by an investor group led by Advent International (“Advent”) and Permira. McAfee will become a privately owned company upon completion of the transaction.

Q. When	will the transaction be complete and close?

A.

The proposed transaction is expected to close by the end of the second quarter of 2022, subject to regulatory approvals and customary closing conditions. Between now and the transaction close, McAfee must continue to operate its business independently from Advent and Permira.

Q.	Why was this decision made?

A.

This decision was made in consideration of our strong business performance and growth potential. We believe that by leveraging the expertise, experience and investment that Advent and Permira can offer, we can better deliver world-class cybersecurity solutions to consumers and position ourselves as the market-leading online protection provider.

Q.	We went public just over a year ago; why was this decision made now?

A.

McAfee is agile by design, and we pride ourselves on our relentless pursuit of keeping the world safe from cyber threats. To do so, we recognize the importance of agility and adaptability to stay ahead in an ever-evolving industry. After much due diligence and strategic planning, we believe we’ll be able to move quickly and unlock greater potential as a privately held company supported by partners such as Advent and Permira. These firms have a long-standing history and track record of success in the cybersecurity space. With their expertise, resources, and guidance, McAfee will be better positioned to capitalize on market opportunities and accelerate growth.

Q.	Will TPG own any part of McAfee moving forward?

A.	No. As of the close of the proposed transaction TPG will no longer retain an ownership in McAfee.

Q.	Will McAfee remain a public company?

A.

No. As a result of this transaction, McAfee will become a privately owned company. The McAfee brand is stronger than ever and will continue to represent a powerful protector against cyberthreats across the globe.

OWNERSHIP CHANGE PROCESS

Q.	How long will the change of ownership process take?

A.

There are many details and logistics that need to take place as part of this process. The proposed transaction is expected to close by the end of the second quarter of 2022, subject to regulatory approvals and other customary closing conditions. McAfee will work with Advent and Permira on transaction-related activities over the next several months. We expect little to no disruption on day-to-day activities.

Q.	What changes can employees expect during this process?

A.

All employees should continue executing on their priorities, objectives, and timelines. It is business as usual. Until the transaction is closed, McAfee must continue to operate its business independently from Advent and Permira.

Q.	What changes can customers, partners, and suppliers expect during this process?

A.	There is no change, as we are operating business as usual. Our customers, partners, and suppliers can continue to count on the same levels of support and partnership. It is business as usual.

Q.

I am in a customer or partner-facing function/role (e.g., Sales, Customer Success, etc.). If I get a question about the transaction, how do I respond? What should I say if my customer asks if this transaction will affect their relationship with McAfee?

A.

We have customer and partner talking points that you can use as part of your conversations with customers. While you’re not able to go into the specifics of the transaction, you can provide further context per the approved talking points. We want to encourage team members to engage with partners and provide reassurance that there will be no disruption as a result of this news.

Q.	How will transaction updates be shared with employees?

A.

We are committed to offering transparency and support along every step, however, for the most part there are no actions needed. Additionally, resources such as FAQ, link to public press releases and copies of communications will be posted on The Hub as the transaction moves forward. You can also submit any questions to MBquestions@mcafee.com.

Q.	May I reach out to anyone at Advent or Permira to introduce myself? May I connect with their employees and consultants on LinkedIn and other professional networks?

A.	Unless you’ve been specifically asked to reach out to an employee at Advent or Permira, please do not do so at this time.

CUSTOMERS, PARTNERS & THIRD PARTIES

Q.	Are there changes to our customer and partner relationships?

A.	No. Maintaining business continuity and our relationships with customers and partners are among our top priorities.

Q.	What will this sale mean for customers, partners and suppliers?

A.

We believe that the sale of McAfee to Advent and Permira will enable us to be more agile and more responsive amidst the ever-changing cybersecurity landscape. With the added expertise and experience that our buyers bring, we’ll be able to unlock greater potential for partners, customers, and suppliers. Overall, this means more leadership, more innovation, and more support for all parties. Customers, partners and suppliers should be assured there will be no disruptions to our relationship or service. Respective teams remain as committed as ever.

Q.	How are we notifying our customers, partners and suppliers of the transaction and what this means?

A.

We have a coordinated and centralized approach in play to offer a high-touch experience to our customers and partners. Available today is more guidance and talking points as it relates to how you should or should not engage with your own contacts about this news.

Q.	Does this announcement impact customer, partner or supplier contracts?

A.	Maintaining business continuity and our relationships with customers, partners and suppliers are among our top priorities. We do not expect this announcement to impact our relationships or contracts.

Q.	May I send a note to my customer, partner or supplier contact sharing this news?

A.

Yes, but please be sure you have pre-approval and have worked with your leadership team and follow the guidance provided. Approved speaking points will be published, and you’ll be provided more information during your organization’s All-Hands meeting. Our goal is to ensure we have a coordinated effort in how we engage with customers, partners, and suppliers.

CAREER, COMPENSATION & BENEFITS

Career

Q.	How will my career path be impacted by the change in our ownership?

A.	Generally, your career path remains unchanged. You should continue to discuss your personal development and career opportunities with your people leader.

Q.	Does a change in ownership impact any hiring plans or open requisitions?

A.	Generally, there are no changes to the hiring plans. However, until the transaction is closed, McAfee must continue to operate its business independently from our buyers. It’s business as usual.

Q.	Does this transaction change how I should perform my day-to-day tasks?

A.

No. All employees should continue executing on their priorities, objectives, and timelines. Nothing has changed. Our commitment to serving customers and driving results remain the same. Until the transaction is closed, McAfee must continue to operate its business independently from Advent and Permira.

Compensation & Benefits

Q.	Are there any changes to my Total Rewards (benefits, commission plans, paid time off, compensation, incentive plans, etc.) as a result of this expected transaction?

A.	It is business as usual. There are no changes at this time to your Total Rewards offerings as part of McAfee. As and when more information becomes available, we will update you as soon as is possible.

Q.	Will my bonus or commission plan change as a result of the transaction?

A.

Bonus target amounts and commission target amounts will not change as a result of this transaction. As is generally the case each year, the specific calculations for bonus attainment and the sales compensation plan will be updated to reflect the business’ objectives for the year ahead. Additional details will be provided later in the year.

Q.	What happens to vested McAfee employee stock grants? And shares that vest prior to close?

A.

All shares that vest through the close of the transaction remain the property of the employee. These shares will remain in your Shareworks account for you to hold or sell at your discretion, subject to any blackout periods. At the close of the transaction any shares held will be converted into a right to receive a cash payment at $26.00 per share. The cash payment will be paid shortly after closing.

Q.	Will there be any changes to benefits programs and offerings as a result of the transaction?

A.

Not at this time. As we are continuing to operate as McAfee, everything remains the same. All employees will continue to be paid by McAfee, receive the same benefits, incentive plans, etc. Please keep in mind that we are still in the process of updating benefit plans in some countries as a result of the July 2021 divestiture of the Enterprise business, however we do not anticipate any changes to benefit programs as a result of this transaction. We will share new information as it becomes available.

CONFIDENTIALITY

Q.	Does news of this transaction trigger a Quiet Period, similar to the activities leading up to and during earnings?

A.

No. While this announcement is related to McAfee’s financial health and the details beyond what were shared in the press release are confidential, this announcement does not trigger the Security Exchange Commissions (SEC) Quiet Period regulations.

Q.	Can I share news about the transaction with others outside of McAfee?

A.

No. Unless you are a designated spokesperson or have been given a specific communications role, do not discuss or share news about the transaction with anyone outside of McAfee. Please email any transaction-related questions to MBquestions@mcafee.com. Consistent with company policy, if you receive any inquiries, please do not comment, and forward such inquiries to media@mcafee.com.

Q.	May I ‘Like,’ tweet or share a post on social media about the transaction?

A.

No. Employees are NOT permitted to share, blog, like, reply, comment, reference, forward or repost articles, including the press release issued by McAfee and Advent and Permira, that discuss the potential sale or McAfee’s financial performance on any social media sites including, Facebook, Twitter, Instagram, Reddit, LinkedIn, etc. This also means that employees may not engage with or disseminate any third-party articles, statements, social media content, or other communications relating to the news of transaction or McAfee’s business performance.

WHERE TO GO & WHO TO CONTACT WITH QUESTIONS

Q.	I have employment-related questions about the transaction. Who can I reach out to for assistance?

A.	Please email MBquestions@mcafee.com.

Q.	What should I say if I am contacted by media, financial community, or other third parties about the transaction?

A.	Consistent with company policy, if you receive any inquiries, please do not comment, and forward such inquiries to media@mcafee.com.

Q.	Where can I learn more about this transaction?

A.

Resources such as FAQ, link to public press releases and copies of communications will be posted on The Hub as this process moves forward. You can also submit any questions to MBquestions@mcafee.com . As we arrive at decisions made as a result of the anticipated ownership change, McAfee remains committed to being transparent in our communications and will provide regular updates.

ABOUT ADVENT & PERMIRA

Q.	Who is Advent? What do they do? Where are they located/headquartered? How can I learn more?

A.

Advent International or “Advent” is one of the largest and longest serving private equity partners, having invested in over 380 private equity investments across 42 countries, and as of June 30, 2021, had $81 billion in assets under management. They have a track record of high potential investments in both the cybersecurity and consumer industries, including Salt Security, Cyware and Forescout. They focus on driving growth through product innovation, go-to-market and channel expansion, and M&A.

Q.	Who is Permira? What do they do? Where are they located/headquartered? How can I learn more?

A.

Since its founding over 30 years ago, Permira has invested in hundreds of businesses, and has secured over $50B in committed capital. With a global presence and an extensive track record investing in growth at scale across the technology sector, with a focus on digital consumer and enterprise cloud end markets, they are excited to help support our vision for growth. Some of their previous tech investments include Exclusive Group, Ancestry.com, LegalZoom, Adevinta, Klarna, Genesys, and Informatica.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Such forward-looking statements include statements relating to McAfee’s strategy, goals, future focus areas, and the value of, timing and prospects of the proposed merger transaction (the “Merger”). These forward-looking statements are based on McAfee management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to the closing of the Merger (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from McAfee’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with McAfee’s customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that general economic conditions and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in customer cancellations; (j) the inability to increase sales to existing customers and to attract new customers; (k) McAfee’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies; (l) the timing and success of new product introductions by McAfee or its competitors; (m) changes in McAfee’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in McAfee’s estimates with respect to its long-term corporate tax rate; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by McAfee, including under the heading “Risk Factors” in McAfee’s Annual Report on Form 10-K previously filed with the SEC on March 1, 2021 and under Item 1A “Risk Factors” in its Quarterly Report on Form 10-Q previously filed with the SEC on August 10, 2021. All information provided in this communication is as of the date hereof and McAfee undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the Merger, McAfee will file with the SEC a preliminary Proxy Statement (the “Proxy Statement”). McAfee plans to mail to its stockholders a definitive Proxy Statement in connection with the Merger. McAfee URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCAFEE, THE SPONSORS, THE MERGER AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by McAfee with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by McAfee with the SEC by accessing the Investor Relations section of McAfee’s website at https://ir.mcafee.com/.

Participants in the Solicitation

McAfee and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from McAfee’s stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of McAfee in connection with the Merger, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about McAfee’s directors and executive officers in McAfee’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and McAfee’s website at https://ir.mcafee.com/.